UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

Gyrodyne Company of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780-1551
Phone (631) 584-5400 Fax (631) 584-7075

December 3, 2007

Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780

F O R   I M M E D I A T E   R E L E A S E

***** NEWS ***** NEWS ***** NEWS *****  NEWS ***** NEWS ***** NEWS *****

BULLDOG GROUP WILL NOT NOMINATE BROG FOR
ELECTION AT ANNUAL MEETING

BROG WITHDRAWS FROM PROXY CONTEST

ST. JAMES, N.Y., December 3, 2007 . . . Gyrodyne Company of America, Inc. (NASDAQ: GYRO) announced today that it has been notified that Full Value does not intend to nominate Timothy Brog for election at the Company’s upcoming annual meeting.  Mr. Brog has also withdrawn his consent to serve as a director if elected and the Company has dismissed its claim against Mr. Brog in the matter titled Gyrodyne Company of America, Inc. v. Full Value Partners L.P., et. al, No. 07-CV-4859. The Company and Mr. Brog have also agreed to mutual releases for claims arising out of the 2006 and 2007 Annual Meetings.

In its letter to shareholders dated October 29, 2007, the Company stated:

The Staff of the Securities and Exchange Commission notified Mr. Goldstein and his fellow nominees, Andrew Dakos and Timothy Brog, that they “committed a federal securities law violation” in soliciting Gyrodyne shareholders last year.  Messrs. Goldstein, Dakos and Brog even ignored the SEC Staff’s instructions to revise their proxy statement to properly disclose the violation and inform Gyrodyne shareholders that votes for Mr. Goldstein would not be counted because Mr. Goldstein failed to comply with our bylaw requirements.

The Company has subsequently learned that Mr. Brog, a director nominee of Full Value in 2006 and 2007, did not prepare or review, nor was he involved in the preparation of, Full Value’s proxy materials in 2006 or 2007.  Additionally, the Company has been informed that Mr. Brog never received any notice from the Securities and Exchange Commission (the “SEC”) or the staff of the SEC (the “Staff”) regarding Full Value’s 2006 and 2007 proxy materials and that Full Value did not provide Mr. Brog notice of, or a copy of, the Staff’s correspondence concerning its 2006 proxy materials.  Therefore, it is the Company’s belief that Mr. Brog never ignored the Staff’s instructions or comments relating to Full Value’s proxy materials in 2006 and 2007.

About Gyrodyne Company of America, Inc.

Gyrodyne owns a 67-acre site approximately 50 miles east of New York City on the north shore of Long Island. The Company is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings. The Company is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,500 plus acre property in Palm Beach County, Florida. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com/.

Additional Information

On October 26, 2007, the Company filed a proxy statement in connection with its 2007 Annual Meeting of Shareholders. The Company's shareholders are urged to read carefully the proxy statement and other relevant materials which were mailed to shareholders commencing on October 26, 2007, because they contain important information about the 2007 Annual Meeting.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Gyrodyne’s shareholders is available in Gyrodyne’s definitive proxy statement.

MEDIA CONTACT: Rick Matthews, Rubenstein Associates, (212) 843-8267

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FORWARD-LOOKING STATEMENTS

The statements made in this Schedule 14A that are not historical facts constitute“forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology.  Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital in order to develop the existing real estate and other risks detailed from time to time in Gyrodyne’s SEC reports.

PARTICIPANTS IN THE SOLICITATION

Gyrodyne and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Meeting.  Information about Gyrodyne’s executive officers and directors can be found in the most recent proxy statement.